Red Mountain POS AM

Exhibit 5.3

February 21, 2014

Red Mountain Resources, Inc.

2515 McKinney Avenue, Suite 900

Dallas, Texas 75201

Re:	Red Mountain Resources, Inc. Post-Effective Amendment No. 1 to the Registration Statement on Form S-3
(File No. 333-186076)

Ladies and Gentlemen:

We have acted as counsel to Red Mountain Resources, Inc., a Texas corporation (the “Company”), the successor to Red Mountain Resources, Inc., a Florida corporation (the “Predecessor Registrant”), in connection with the filing of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-186076) (as amended, the “Registration Statement”), with respect to the Company’s adoption of the Registration Statement as the successor issuer to the Predecessor Registrant pursuant to Rule 414 of the Securities Act of 1933, as amended . The Company has issued units (the “Units”), each Unit consisting of (i) one share of 10.0% Series A Cumulative Redeemable Preferred Stock and (ii) one warrant (collectively, the “Warrants”) to purchase up to 2.5 shares of common stock, par value $0.00001 per share (the “Common Stock”) of the Company. The Units were offered and sold by the Company pursuant to an Underwriting Agreement, dated July 23, 2013, as amended and restated on August 22, 2013, by and between the Company and Global Hunter Securities, LLC, as representative of the several underwriters named therein, and pursuant to the registration statement on Form S-3 (File No. 333-186076), as supplemented by that certain prospectus supplement dated July 22, 2013, as further supplemented by that certain prospectus supplement dated August 22, 2013. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”). For purposes of this opinion, the 1,191,718 shares of Common Stock issuable upon exercise of the Warrants are referred to as “Warrant Shares.”

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that, when the Warrant Shares have been duly issued and delivered, with certificates representing such Warrant Shares having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, in accordance with the terms of the applicable warrant agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Warrant Shares will have been duly authorized and validly issued and will be fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

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A.	We express no opinion as to the laws of any jurisdiction other than the laws of the State of Texas.
B.	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.
C.	This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Akin, Gump, Strauss, Hauer & Feld, LLP

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.